SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                             FORM 8-K


          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) December 23, 1997
                                                 -----------------


                           PSINet Inc.
-------------------------------------------------------------------
      (Exact name of registrant as specified in its charter)



      New York                    0-25812         16-1353600
 ---------------------------   ------------   ---------------------
(State or other jurisdiction   (Commission    (IRS Employer
  of incorporation)           File Number)   Identification No.)



510 Huntmar Park Drive, Herndon, Virginia                20170
-------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code (703)904-4100
                                                   ----------------



_________________________________________________________________
(Former name or former address, if changed since last report)

Item 5.  Other Events.
         --------------

          On December 23, 1997, PSINet Inc. (the "Company") and iSTAR internet inc. ("iSTAR"), a Canadian Internet solutions company providing advanced Internet services for businesses, institutions and individuals, entered into a Pre-Acquisition Agreement (the "Agreement") for the acquisition of all of the outstanding common stock of iSTAR.

          Under the terms of the Agreement, the Company has made an offer to purchase all of the outstanding common stock of iSTAR (currently estimated to be 31,579,220 shares, of which 2,220,869 shares are held by a wholly-owned subsidiary of iSTAR)for cash consideration of US$0.52(Cdn.$0.75) per share, subject to the terms and conditions set forth therein. Total cash consideration, assuming all shares are tendered pursuant to the offer, is estimated to amount to US$16.6 million (Cdn. $23.7 million), inclusive of the US$1.2 million (Cdn.$1.7 million) related to the shares held by the subsidiary. Amounts stated herein in U.S. dollars are computed at an exchange rate of Cdn.$1.43 : US$1.00 as of January 6, 1998. In addition, pursuant to the Agreement, the Company and iSTAR have agreed to terminate their prior agreement, dated November 9, 1997, as amended on November 12, 1997, which, as previously disclosed, had provided for the Company to acquire all of the outstanding common stock of iSTAR for US$0.84 (Cdn.$1.206) per share, or approximately US$26.6 million payable in convertible preferred shares of the Company, pursuant to a plan of arrangement which would have provided for, among other things, an amalgamation under Canadian law of iSTAR and PSINet Limited, the Company's wholly-owned Canadian subsidiary. In connection with the proposed acquisition of iSTAR, the Company also expects to incur transaction expenses currently estimated to be approximately US$1.5 million.

          Pursuant to the Agreement, the Company has made an offer to holders of all iSTAR shares by a circular bid prepared in accordance with Ontario securities laws, other applicable provincial securities law, and the Multi-Jurisdictional Disclosure System and will keep such offer open until January 28, 1998. The offer is not subject to any conditions other than that: (i) there shall have been validly deposited under the offer and not withdrawn a number of shares constituting at least 51% of the outstanding iSTAR shares as of the expiry date; (ii) at the time the Company proposes to take up and pay for deposited shares, there does not exist any prohibition at law against the Company making the offer or taking up and paying for all of the shares registered in the names of the holders resident in Canada under the offer; and (iii) all outstanding warrants or options to acquire shares shall have been exercised, cancelled or otherwise terminated. If the Company takes up and pays for the iSTAR shares validly deposited under the offer, it will exercise its statutory right, if available, to acquire all of the iSTAR shares not deposited under the offer or will seek to cause a special meeting of shareholders to be called to consider a subsequent transaction for the purpose of enabling it to acquire all of the iSTAR shares not deposited under the offer for consideration at least equal to that of the offer.

          Pursuant to the Agreement, the Company has delivered an irrevocable letter of credit in the amount of Cdn.$22,018,763 of a Canadian chartered bank in favor of iSTAR and a depositary under the offer. The purpose of the letter of credit is to secure payment for the iSTAR shares. iSTAR or the depositary shall be entitled to draw upon the letter of credit by presenting a written demand for payment to such bank and such draws shall be used to make payments to all shareholders of iSTAR in exchange for their shares in accordance with a court-ordered judgment for specific performance of the Company's obligation to make and complete the offer in accordance with the Agreement. The depositary shall be entitled to draw upon the letter of credit by presenting a written demand for payment to such bank if the Company does not make other arrangements for payment and such draws shall be used to pay for the shares deposited under the offer on the expiry date of the offer, and if all the conditions to the offer set forth in the Agreement have been satisfied or waived.

          The change in the consideration to be paid by the Company for the acquisition of the iSTAR common shares pursuant to the Agreement was determined through negotiations between the Company and iSTAR conducted on an arms' length basis.

          Concurrently with its execution of the Agreement, the Company and iSTAR entered into a management agreement pursuant to which the Company will manage iSTAR's normal business activities prior to completion of the acquisition. The management agreement became effective when the Company delivered the letter of credit under the Agreement. Pursuant to the management agreement, the Company is obligated to finance certain of iSTAR's liabilities and indebtedness in excess of available cash. The management agreement permits the Company to consolidate certain costs and operational activities in anticipation of completion of the acquisition of iSTAR.

          Although there can be no assurance that the transaction will be completed, this transaction is expected to be completed by January 30, 1998, subject to extension in accordance with the terms of the Agreement. The acquisition of iSTAR will be accounted for as a purchase business combination and, accordingly, the purchase price will be allocated to tangible assets and liabilities acquired with the excess allocated to intangible assets, which will be amortized over the estimated economic life of the intangible assets from the date of acquisition. The Company expects, subject to completion of a final valuation study, to record a charge for in-process research and development of approximately US$7.0 million related to the iSTAR acquisition in the first quarter of 1998.

          Pro forma financial information giving effect to each of (i) the current terms of the Company's proposed acquisition of iSTAR pursuant to the Agreement and (ii) the transactions contemplated by the IRU and Stock Purchase Agreement, dated as July 22, 1997, between the Company and IXC Internet Services, Inc., as amended on October 1, 1997 and December 4, 1997 ("IXC Purchase Agreement") is included in this Form 8-K.










                           [Intentionally left blank]

                        PRO FORMA FINANCIAL INFORMATION


          The following Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1997 presents, on a pro forma basis, the Company's consolidated financial position assuming the acquisition of iSTAR had been consummated on September 30, 1997. The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 (collectively with the Unaudited Pro Forma Consolidated Balance Sheet, the "Pro Forma Statements") present, on a pro forma basis, the Company's consolidated results of operations assuming the acquisition of iSTAR had been consummated on January 1, 1996.

          The Unaudited Pro Forma Consolidated Balance Sheet at September 30, 1997 combines the unaudited Consolidated Balance Sheet of the Company as of September 30, 1997 and the unaudited Consolidated Balance Sheet of iSTAR as of August 31, 1997. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 combines the audited historical Consolidated Statement of Operations of the Company for the year ended December 31, 1996 and the unaudited historical Consolidated Statement of Operations of iSTAR for the twelve month period from December 1, 1995 through November 30, 1996. The Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1997 combines the unaudited historical Consolidated Statement of Operations of the Company for the nine months ended September 30, 1997 and the unaudited historical Consolidated Statement of Operations of iSTAR for the nine month period from December 1, 1996 through August 31, 1997.

          The Pro Forma Statements are not intended to be indicative of the results which would actually have been obtained had the acquisition of iSTAR occurred on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable in the circumstances. The Pro Forma Statements should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto for the year ended December 31, 1996 and the three and nine months ended September 30, 1997 and the iSTAR Consolidated Financial Statements for the fiscal year ended May 31, 1997 and the three months ended August 31, 1997, both as previously filed with the Commission.

          The acquisition of iSTAR will be accounted for as a purchase business combination and, accordingly, the purchase price will be allocated to net tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets which will be amortized over the estimated economic life of the intangible assets from the date of acquisition. The Unaudited Pro Forma Consolidated Balance Sheet reflects the write-off of intangible assets consisting of in-process research and development costs of $7.2 million related to the acquisition of iSTAR. The effect of this charge has not been reflected in the accompanying Unaudited Pro Forma Consolidated Statements of Operations as it is a non-recurring charge. The allocation of the purchase price included in the Pro Forma Statements is preliminary and the Company intends to retain an independent third party to fully evaluate the acquired assets and liabilities of iSTAR. While the final allocation may differ from this preliminary allocation, the Registrant does not believe that any purchase adjustments would differ significantly from the pro forma adjustments appearing herein.

          The pro forma financial information has been further adjusted to give effect to the Company's acquisition of the PSINet indefeasible rights of use ("IRUs") pursuant to the IXC Purchase Agreement.

                            PSINet Inc.
     Unaudited Pro Forma Consolidated Statement of Operations
               For the Year Ended December 31, 1996
       (Thousands of U.S. Dollars, Except Per Share Amounts)


                                              PSINet Inc.          ISTAR        Adjustments (3)         Pro
                                           Consolidated (1)  Internet Inc.(2)                        Forma(4)
                                           ----------------  -----------------  ---------------    ----------
Revenue                                     $84,351                 $20,838       $                  $105,189
Other income, net                             5,417                       -                             5,417
                                            --------                --------      ----------        ---------
                                             89,768                  20,838                           110,606
                                            --------                --------      ----------        ---------
Operating cost and expenses:
 Data communications and operations          70,102                  30,991                           101,093
 Sales and marketing                         27,064                   7,029                            34,093
 General and administrative                  20,648                   8,280                            28,928
 Depreciation and amortization               28,035                   3,982         4,196 2a           36,213
                                            --------                --------     -----------        ---------
   Total operating costs and expenses       145,849                  50,282         4,196             200,327
                                            --------                --------     -----------        ---------
 Loss from operations                       (56,081)                (29,444)       (4,196)            (89,721)

 Interest expense                            (5,025)                   (173)       (1,393)2b           (6,591)
 Interest income                              3,794                     553                             4,347
 Other income                                 2,863                       -                             2,863
 Equity in loss of affiliate                   (807)                      -                              (807)
                                             -------                 --------    ------------       ----------
 Loss before taxes                          (55,256)                (29,064)       (5,589)            (89,909)

 Income tax benefit                             159                       -                               159
                                             -------                 --------    ------------       ----------

 Net loss                                  $(55,097)               $(29,064)      $(5,589)           $(89,750)
                                           ==========              ==========    ============       ==========

 Loss per share                             $(1.40)
                                           ==========
 Pro forma loss per share                                                                              $(2.28)
                                                                                                     ==========

 Shares used in computing loss per share     39,378                                                    39,378
   and pro forma loss per share            ==========                                                ==========

 Pro forma loss per share, as adjusted(5)                                                              $(1.81)
                                                                                                     ==========
 Shares used in computing pro forma
   loss per share, as adjusted (5)                                                                     49,544
                                                                                                      =========

____________________

(1) Reflects the audited consolidated results of operations of the Company for the year ended December 31, 1996.

(2) Amounts have been derived from the unaudited consolidated results of operations of iSTAR for the twelve months ended November 30, 1996 prepared in accordance with U.S. generally accepted accounting principles. Certain amounts have been reclassified to conform with the Company's presentation.

(3) See Notes to Unaudited Pro Forma Consolidated Statements of Operations (Note 2 - Pro Forma Adjustments).

(4) Reflects the results of operations of the Company, on a pro forma basis, assuming the acquisition of iSTAR had been consummated as of January 1, 1996 (using an average exchange rate of Cdn$1.37 : US$1.00 for the year ended December 31, 1996).

(5) See Notes to Unaudited Pro Forma Consolidated Statements of Operations (Note 4 - Pro Forma Loss Per Share, as Adjusted).

                                               PSINet Inc.
                    Unaudited Pro Forma Consolidated Statement of Operations
                              For the Nine Months Ended September 30, 1997
                    (Thousands of U.S. Dollars, Except Per Share Amounts)


                                                 PSINet,Inc.              ISTAR            Adjustments (3)             Pro
                                              Consolidated (1)      Internet Inc.(2)                                Forma(4)
                                            ------------------    ------------------    ------------------    -----------------
Revenue                                        $87,147                 $21,691             $                    $108,838
Operating cost and expenses:
 Data communications and operations             66,847                  24,941                                    91,788
 Sales and marketing                            18,070                   5,352                                    23,422
 General and administrative                     16,976                   5,650                                    22,626
 Intangible asset write-down                         -                  12,570                                    12,570
 Depreciation and amortization                  20,648                   4,170                  2,044 2a          26,862
                                               ---------               ---------            -------------       ----------
   Total operating costs and expenses          122,541                  52,683                  2,044            177,268
                                               ---------               ---------            -------------       ----------

 Loss from operations                          (35,394)                (30,992)                (2,044)           (68,430)

 Interest expense                               (4,162)                   (378)                  (712) 2b         (5,252)
 Interest income                                 1,995                       8                                     2,003
 Other income                                      119                       -                                       119
 Gain on sale of subsidiary                      5,701                       -                                     5,701
                                               ---------               ---------            --------------      ----------

 Loss before taxes                             (31,741)                (31,362)                (2,756)           (65,859)

 Income tax benefit                                476                       0                                       476
                                               ---------               ----------           --------------      ----------

 Net loss                                     $(31,265)               $(31,362)               $(2,756)          $(65,383)
                                              ==========              ===========           ==============      ==========

 Loss per share                                $(0.78)
                                              ==========
 Pro forma loss per share                                                                                         $(1.62)
                                                                                                                ==========

 Shares used in computing loss per share
   and pro forma loss per share                 40,264                                                            40,264
                                              ==========                                                        ==========

 Pro forma loss per share, as adjusted(5)                                                                         $(1.30)
                                                                                                                ==========

 Shares used in computing pro forma
   loss per share, as adjusted (5)                                                                                50,430
                                                                                                                ==========

____________________

(1) Reflects the unaudited consolidated results of operations of the Company for the nine months ended September 30, 1997.

(2) Amounts have been derived from the unaudited consolidated results of operations of iSTAR for the nine months ended August 31, 1997 prepared in accordance with U.S. generally accepted accounting principles. Certain amounts have been reclassified to conform with the Company's presentation.

(3) See Notes to Unaudited Pro Forma Consolidated Statements of Operations (Note 2 - Pro Forma Adjustments).

(4) Reflects the results of operations of the Company, on a pro forma basis, assuming the acquisition of iSTAR had been consummated as of January 1, 1996 (using an average exchange rate of Cdn$1.37 : US$1.00 for the nine months ended September 30, 1997).

(5) See Notes to Unaudited Pro Forma Consolidated Statements of Operations (Note 4 - Pro Forma Loss Per Share, as Adjusted).

                            PSINET INC.
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                       STATEMENTS OF OPERATIONS

                 For the Twelve Months Ended December 31, 1996
                  and the Nine Months Ended September 30, 1997

Note l - Basis of Presentation

        The Unaudited Pro Forma Consolidated Statements of Operations for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997, reflect the results of operations of the Company for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997, on a pro forma basis, assuming the acquisition of iSTAR had been consummated on January 1, 1996. The Unaudited Pro Forma Consolidated Statements of Operations do not give effect to any potential cost savings and synergies that could result from the acquisition of iSTAR.

        Management believes that the assumptions used in preparing the Unaudited Pro Forma Consolidated Statements of Operations provide a reasonable basis for presenting all of the significant effects of the iSTAR acquisition, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Consolidated Statements of Operations.

        The pro forma financial information has been further adjusted to give effect to the Company's acquisition of the PSINet IRUs in conjunction with the IXC Purchase Agreement.

        There were no intercompany transactions between the Company and iSTAR during the twelve months ended December 31, 1996 and the nine months ended September 30, 1997.

Note 2 - Pro Forma Adjustments

 (a) Reflects the increase in depreciation and amortization resulting from the allocation of the purchase price to the acquired net tangible (increase in the basis of fixed assets with estimated lives of three years) and intangible assets (principally tradename, customer relationships, assembled workforce and goodwill intangible assets) relating to iSTAR. The assigned lives of the acquired intangible assets range over periods from one to 10 years.

(b) Reflects the increase in interest expense on the financing assumed to be obtained ($15.9 million, 10% per annum, payable over 36 months) in connection with the acquisition of iSTAR. The Company believes it will be able to obtain such financing on terms consistent with its current financing arrangements. However, there can be no assurance that the Company will be able to raise such funds on favorable terms. Debt acquisition costs and amortization thereof are expected to be immaterial and have not been reflected in these pro formas.

Note 3 - Loss per Share and Pro Forma Loss per Share

Loss per share and pro forma loss per share are computed using net loss divided by the weighted average number of shares of Common Stock that were outstanding during the periods presented, adjusted for the dilutive effect of common stock equivalent shares of common stock options and warrants, if any. Common stock equivalent shares are calculated using the treasury stock method. Pro forma loss per share on a fully diluted basis is not presented as the fully diluted effect is antidilutive, as computed.

                             PSINET INC.
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                     STATEMENTS OF OPERATIONS

            For the Twelve Months Ended December 31, 1996
             and the Nine Months Ended September 30, 1997

Note 4 - Pro Forma Loss per Share, as Adjusted

Pro forma loss per share, as adjusted, is computed using the same method as pro forma loss per share as described in Note 3 above, and assumes the Company's acquisition of the PSINet IRUs in exchange for such number of shares of the Company's Common Stock equal to 19.99999% of the issued and outstanding Common Stock of the Company as of the closing of the transactions contemplated by the IXC Purchase Agreement (the "Closing"), after giving effect to the shares to be issued to IXC and to shares issuable upon exercise of existing warrants (the "Initial Shares"), assuming 10,165,779 shares (which number is equal to 19.99999% of the issued and outstanding Common Stock of the Company as of December 1, 1997 after giving effect to such issuance and to 224,274 shares of Common Stock issuable upon exercise of outstanding warrants) of the Company's Common Stock are issued, and the Contingent Obligation (as defined below) had been consummated as of the beginning of the period presented. The Contingent Obligation shall mean the obligation by the Company to deliver (1) additional shares of the Company's Common Stock (the "Additional Shares"), or, at the Company's sole option, (2) cash, or (3) a combination thereof, equal to the shortfall in the fair market value of the Initial Shares below $240 million as of the earlier of (i) the first anniversary of the date on which 100% of the bandwidth corresponding to the PSINet IRUs is accepted by PSINet or (ii) the fourth anniversary of the Closing (the "Determination Date"). Because the Company does not anticipate that any significant portion of the bandwidth corresponding to the PSINet IRUs will be accepted and utilized by the Company until after the Closing, the pro forma loss per share, as adjusted, does not include any incremental amortization expense relating to such bandwidth or any potential reductions in operating costs associated with the termination of existing leased bandwidth. In accordance with rules of the Commission, pro forma loss per share, as adjusted, does not include any adjustments such as incremental revenue relating to the acquisition of the PSINet IRUs.

Note 5- Intangible Asset Write-down

During the nine months ended September 30, 1997, iSTAR wrote-off $12.7 million related to the permanent impairment of certain intangible assets, mainly customer lists and goodwill, which resulted from iSTAR's acquisitions of consumer-oriented Internet service providers ("ISPs") and Internet-oriented professional service companies during iSTAR's fiscal year ended May 31, 1996. In accordance with guidelines of the Commission, this non-recurring write-off has not been eliminated from the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1997.

On an ongoing basis, iSTAR management reviewed the valuation of customer lists and goodwill, taking into consideration any events and circumstances which might have impaired value. As a result of a number of factors involving changes in the Internet industry in Canada and the evolution of iSTAR from a provider of access products to a provider of Internet business solutions, iSTAR management determined that the value of its customer lists and goodwill was permanently impaired. The value of the customer lists and goodwill included both the management expertise and the value of the acquired consumer-oriented customer lists. Since the dial subscriber market in Canada has become a commodity business, most of the customers acquired from the predecessor ISPs left iSTAR for other ISPs and iSTAR management determined that the value associated with the customer lists was permanently impaired and could not be supported by future expected revenue streams from customers acquired in the acquisitions. Additionally, most of the former owners and other key management personnel, whose expertise was used in creating the acquired companies, were no longer employed by iSTAR. All of these management departures resulted from the reorganization by iSTAR as it shifted its focus away from the consumer-oriented dial market in Canada to the corporate-oriented dedicated access market. On an overall basis, the continuing net cash usage, net losses, loss of management and increased competition in the Canadian marketplace for consumer-oriented dial subscribers did not support the existence of the value of the customer lists and goodwill from the purchased companies.

                              PSINet Inc.
              Unaudited Pro Forma Consolidated Balance Sheet
                       As of September 30, 1997
                       (Thousands of U.S. Dollars)

                                  PSINet Inc.         iSTAR                          Pro                       Pro Forma, as
                               Consolidated (1)   Internet Inc.(2)  Adjustments(3)   Forma(4)   Adjustments(5)    Adjusted(6)
                               ----------------   ----------------  --------------   ---------- -------------- ---------------
ASSETS

Current assets:
 Cash and cash equivalents         $40,510             $427          $               $40,937     $                $40,937
 Short-term investments and          3,000              569                            3,569                        3,569
   and marketable securities
 Accounts receivable, net           13,004            7,250                           20,254                       20,254
 Notes receivable                    5,098              340                            5,438                        5,438
 Prepaid expenses                    2,597            1,025                            3,622                        3,622
 Other current assets                2,408                -                            2,408                        2,408
                                 ----------        ---------        ---------      ----------    ---------      -----------
      Total current assets          66,617            9,611                 -         76,228         -             76,228

 Property and equipment, net        82,145           10,471             2,493 2b      95,109                       95,109
 Goodwill and other intangibles,     2,066                -            16,490 2c      18,556                       18,556
   net
 Other assets and deferred charges   3,207                -                            3,207                        3,207
                                 ----------        ----------       ----------    -----------    ----------      ----------
 Total assets                     $154,035          $20,082           $18,983       $193,100        $  -         $193,100
                                 ==========        ==========       ==========    ===========    ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Line of credit                      $3,000           $1,440                          $4,440                        $4,440
Current portion of long-term debt   32,860            2,453             4,770 2a     40,083                        40,083
Trade accounts payable              21,723            6,881                          28,604                        28,604
Accrued payroll and related          3,323              154                           3,477                         3,477
  expenses
Other accounts payable and accrued   2,341            2,582            12,864 2d     17,787                        17,787
liabilities
Deferred revenue                     5,398            1,080                           6,478                         6,478
                                   --------         --------          ---------     ---------     ----------     ---------
     Total current liabilities      68,645           14,590            17,634       100,869                       100,869

Long-term debt                      25,335            2,451            11,090 2a     38,876                        38,876
Other liabilities                    1,238              500                           1,738                         1,738
                                  --------         --------          ----------    ---------     ----------      ---------
Total liabilities                   95,218           17,541            28,724       141,483            -          141,483
                                  --------         --------          ----------    ---------     ----------      ---------

Shareholders' equity:
Common stock                           405           69,177          (69,177) 2a        405          102 3a           507
Capital in excess of par value     208,406            2,068           (2,068) 2a    208,406       69,788 3a
                                                                                                 113,118 3b       391,312
Treasury stock                      (2,005)               -                          (2,005)                       (2,005)
Retained deficit                  (147,901)         (68,704)          61,504  2a   (155,101)                     (155,101)
Cumulative foreign currency            (88)                                             (88)                          (88)
 transalation adjustment
Bandwidth asset to be delivered                                                                  (69,890) 3c
under IRU agreement                                                                       0     (113,118) 3c     (183,008)
                                   --------         --------          -----------   ---------    ---------       ----------
Total shareholders' equity          58,817            2,541           (9,741)        51,617            -           51,617
                                   --------         --------          -----------   ---------    ---------       ----------

Total liabilities and
   shareholders' equity           $154,035          $20,082           $18,983      $193,100      $               $193,100
                                  =========         =========         ===========  ==========    ==========    ==========

___________________

(1) Reflects the unaudited consolidated financial position of the Company as of September 30, 1997.
(2) Reflects the unaudited consolidated financial position of iSTAR as of August 31, 1997.
(3) Reflects the adjustments necessary to give effect to the Company's acquisition of iSTAR. See Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1997 (Note 2 - Pro Forma Adjustments Relating to the iSTAR Acquisition).
(4) Reflects the consolidated financial position of the Company, on a pro forma basis, assuming the acquisition of iSTAR had been consummated on September 30, 1997 (using an average exchange rate of Cdn$1.39 : US$1.00 as of September 30, 1997).

(5) Reflects the adjustments necessary to give effect to the Company's acquisition of the PSINet IRUs in exchange for the Initial Shares and the Contingent Obligation. See Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1997 (Note 3 - Pro Forma Adjustments Relating to the IXC Purchase Agreement.
(6) Reflects the consolidated financial position of the Company, on a pro forma basis, as adjusted, assuming the acquisition of the PSINet IRUs in exchange for the Initial Shares and the Contingent Obligation and the acquisition of iSTAR had been consummated as of September 30, 1997.

                             PSINet Inc.
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                           BALANCE SHEET

As of September 30, 1997

Note l - Basis of Presentation

      The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1997 reflects the consolidated financial position of the Company as of September 30, 1997, on a pro forma basis, assuming the acquisition of iSTAR had been consummated on September 30, 1997.

      Management believes that the assumptions used in preparing the Unaudited Pro Forma Consolidated Balance Sheet provide a reasonable basis for presenting all of the significant effects of the acquisition of iSTAR, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Consolidated Balance Sheet.

      The pro forma financial information has been further adjusted to give effect to the Company's acquisition of the PSINet IRUs in exchange for the Initial Shares and the Contingent Obligation pursuant to the IXC Purchase Agreement.

Note 2 - Pro Forma Adjustments Relating to the iSTAR Acquisition

(a) Reflects the elimination of the iSTAR common stock, contributed surplus (capital in excess of par), and retained deficit (includes write-off of $7.2 million of in-process research and development costs) and the debt financing assumed to be obtained ($15.9 million, 10% per annum, payable over 36 months) in connection with the acquisition of iSTAR. The Company believes it will be able to obtain such financing on terms consistent with its current financing arrangements. However, there can be no assurance that the Company will be able to raise such funds on favorable terms.

(b) Reflects the increase in the basis of fixed assets of iSTAR as the fixed assets acquired in conjunction with the acquisition of iSTAR will be recorded at fair value.

(c) Reflects the excess of cost over net tangible assets acquired. For allocation purposes, the Company has allocated the purchase price of iSTAR to tangible and intangible assets based on the estimated fair value of such assets and to identified liabilities. The Company considered the carrying value of the acquired assets, with the exception of fixed assets, to approximate their fair value, with all of the excess of such acquisition costs being attributed to the iSTAR tradename, customer relationships, goodwill, in-process research and development, assembled workforce and other intangible assets. The allocation of the purchase price included in the Pro Forma Statements is preliminary. While the final allocation may differ from this preliminary allocation, the Company does not believe that any purchase adjustments would differ significantly from these pro forma adjustments. The following is a summary of the adjustment for goodwill and other intangible assets:
                                                      (In Thousands
                                                    of U.S. Dollars)
                                                    ----------------
         Tradename.......................................$   1,440
         Customer relationships..........................   12,240
         Goodwill........................................      650
         In-process research and development ............    7,200
         Write-off of in-process research and development   (7,200)
         Assembled workforce ............................    1,080
         Other intangible assets ........................    1,080
                                                          ----------
                     Total intangible assets               $ 16,490
                                                          ==========

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                             PSINet Inc.
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            BALANCE SHEET

As of September 30, 1997

Note 2 - Pro Forma Adjustments Relating to the iSTAR Acquisition (continued)

(d) Reflects the liabilities incurred in conjunction with the acquisition of iSTAR including investment advisory fees, legal fees, accounting and consulting fees, contractual employment obligations and costs directly related to the acquisition.

Note 3 - Pro Forma Adjustments Relating to the IXC Purchase Agreement

(a) Reflects the recording of the issuance of the Initial Shares, assuming 10,165,779 shares (which number is equal to 19.99999% of the issued and outstanding Common Stock of the Company as of December 1, 1997 after giving effect to such issuance and to 224,274 shares of Common Stock issuable upon exercise of outstanding warrants) of the Company's Common Stock are issued at a price of $6 7/8 per share (based on the last reported sale price of the Company's Common Stock on The Nasdaq Stock Market on December 1, 1997) in exchange for the PSINet IRUs at the Closing. The number of Initial Shares to be issued to IXC and the amounts to be recorded with respect thereto will be based on the actual number of shares of the Company's Common Stock issued and outstanding as of the date of the Closing (after giving effect to such issuance and to shares issuable upon exercise of then outstanding warrants) and the last reported sale price of the Company's Common Stock on The Nasdaq Stock Market as of the date of the Closing.

(b) Reflects the recording of the Company's Contingent Obligation pursuant to the IXC Purchase Agreement to deliver Additional Shares or, at the Company's sole option, cash, or a combination thereof to IXC on the Determination Date, or, at the Company's sole option, on any date after the Closing (the "Acceleration Date"), as applicable. The Contingent Obligation is measured at fair value as of the date of the Closing utilizing the fair value derived under the Black-Scholes valuation model using an assumed term of four years. This term results in the lowest fair value for a range of potential terms for the Contingent Obligation of three to four years. The amount previously recorded for the fair value of the Contingent Obligation could be adjusted upward in a future period under certain circumstances.

(c) This amount represents the aggregate fair value of the Initial Shares and the Contingent Obligation and has been recorded as an offset to shareholders' equity similar to a stock subscription receivable. Such amount will be reduced, and a long-term asset relating to the PSINet IRUs will be recorded, as each bandwidth unit corresponding to the PSINet IRUs is accepted by the Company. The amount of the asset recorded will equal
      (i) the ratio of the number of equivalent route miles of OC-48 bandwidth accepted by the Company to the 10,000 equivalent route miles of OC-48 bandwidth obligated to be delivered by IXC pursuant to the IXC Purchase Agreement, multiplied by (ii) the aggregate of the fair value of the Initial Shares determined as of the date of issuance and the amount recorded for the Contingent Obligation. The Company expects to amortize the capitalized amount of the asset relating to the PSINet IRUs ratably over the 20-year period during which the Company has the right to utilize the bandwidth corresponding to the PSINet IRUs. If the recorded amount of the asset relating to the PSINet IRUs is adjusted due to a subsequent increase to the fair value of the Contingent Obligation, the Company will record adjustments to amortization expense to reflect the amount of amortization that would have been cumulatively recorded to date based on the recorded amount of the asset relating to the PSINet IRUs.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit 10-1: Pre-Acquisition Agreement between PSINet Inc. and iSTAR internet inc., dated December 23, 1997.



















                    [Intentionally left blank]

                            SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:    January 7, 1998          PSINET INC.



                                   By:   /S/ DAVID N. KUNKEL
                                   --------------------------
                                       David N. Kunkel
                                       Senior Vice President,
                                        Secretary and General
                                        Counsel

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